UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On May 6, 2015, John R. Schimkaitis was appointed by the Board of Directors (the "Board") of Chesapeake Utilities Corporation (the "Company") to serve as non-executive Chair of the Board, effective May 6, 2015. The Consulting Agreement previously in place between the Company and Mr. Schimkaitis (the "Agreement") was terminated by mutual agreement. The Agreement, which was effective January 3, 2011 and then subsequently renewed on an annual basis pursuant to the terms of the Agreement, provided for Mr. Schimkaitis to perform consulting services for up to 400 hours per year as requested by the Company’s Board. Consulting fees paid to Mr. Schimkaitis for services performed in 2014 pursuant to the terms of the Agreement were disclosed in the Director Compensation section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2015. The Agreement contained certain non-solicitation and non-competition covenants that will remain effective for one year following termination of the Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 6, 2015. As of the record date for the Annual Meeting, March 17, 2015, 14,627,989 shares of the Company’s common stock, the only outstanding class of voting equity securities of the Company, were outstanding. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

Proposal 1: The Company’s stockholders voted on the election of five nominees to the Company’s Board. Four nominees were elected to the Company’s Board to serve as Class I directors for a three-year term ending in 2018, and one nominee was elected to the Company’s Board to serve as a Class III director for a two-year term ending in 2017. Each nominee shall serve until their successors are elected and qualified. The following shows the separate tabulation of votes for each nominee:

Class I Directors

Eugene H. Bayard - Votes For: 10,838,699, Votes Withheld: 130,466
Thomas P. Hill, Jr. - Votes For: 10,852,493, Votes Withheld: 116,672
Dennis S. Hudson, III - Votes For: 10,859,348, Votes Withheld: 109,817
Calvert A. Morgan, Jr. - Votes For: 10,823,150, Votes Withheld: 146,015

Class III Director

Ronald G. Forsythe, Jr. - Votes For: 10,846,454, Votes Withheld: 122,711

There were 2,624,591 broker non-votes for each nominee. There were no abstentions for any nominee.

Proposal 2: The Company’s stockholders approved the Company’s 2015 Cash Bonus Incentive Plan. Stockholder votes were cast as follows: 10,464,202 affirmative votes, 356,726 negative votes, 148,237 abstentions and 2,624,591 broker non-votes.

Proposal 3: The Company’s stockholders voted on the advisory non-binding proposal to ratify the appointment of Baker Tilly Virchow Krause LLP ("Baker Tilly") as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Stockholder votes were cast as follows: 13,418,651 affirmative votes, 111,891 negative votes, and 63,214 abstentions. There were no broker non-votes for this matter.

Item 8.01 Other Events.

On May 6, 2015, the Company’s Board appointed John R. Schimkaitis to serve as the Chair of the Board, effective May 6, 2015. Mr. Schimkaitis has served as a director of the Company since 1996 and Vice Chair of the Board since 2010. Mr. Schimkaitis succeeds Ralph J. Adkins, who has served as the Chair of the Board since 1997. Mr. Adkins will continue to serve as a director on the Company’s Board. On May 6, 2015, the Board also designated Mr. Adkins as Chairman Emeritus given his contributions to the Company and the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

On May 8, 2015, the Company conducted an earnings conference call regarding the financial results for the quarter ended March 31, 2015. The presentation that was referenced during the earnings conference call is available in the "Investors" section of our website (www.chpk.com).

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release of Chesapeake Utilities Corporation, dated May 7, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 12, 2015	By:	James F. Moriarty

Name: James F. Moriarty
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	(d) Exhibit 99.1 - Press Release of Chesapeake Utilities Corporation, dated May 7, 2015.